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                                                                    EXHIBIT 10.2


[CONVERSION TECHNOLOGIES LETTERHEAD]



                                    VIA FACSIMILE



March 26, 1997


William L. Amt
President and Chief Executive Officer
Octagon, Inc.
317 S. North Lake Blvd.
Suite 1024
Altamonte Springs, FL  32701

                            EMPLOYMENT AGREEMENT AMENDMENT

Dear Bill:

Reference is made to the Employment Agreement dated as of November 18, 1996 (as amended by letter agreement dated February 10, 1997), between you and Conversion Technologies International, Inc. (the "Company"), relating to your employment with the Company upon consummation of the pending merger of Octagon, Inc. with and into a subsidiary of the Company (the "Merger").

1. The parties agree that Section 2 of the Employment Agreement is hereby amended by adding a Section 2(c), which shall read in its entirety as follows:

    (c)  GRANT OF OPTIONS   Effective upon consummation of the Merger, the
    Employee will receive non-qualified stock options to purchase 250,000 shares of the Company's Common Stock at an exercise price equal to the closing price of the Common Stock in trading on the Nasdaq SmallCap Market on the date of such consummation. Twenty percent (20%) of such options will be immediately vested and 20% of such options will vest on each anniversary of the date of grant, subject to the vesting and other provisions to be set forth in a non-qualified stock option agreement to be entered into by the parties.

2. This amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws.

3. Except as amended hereby, the Employment Agreement shall remain in full force and effect.

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WILLIAM L. AMT                                                    MARCH 26, 1997


Please acknowledge your agreement with the foregoing by executing this amendment where indicated below,

Sincerely,


CONVERSION TECHNOLOGIES                          ACKNOWLEDGED AND AGREED TO BY:
INTERNATIONAL, INC.



By /s/ Perry A. Pappas                           /s/  William Amt
  ------------------------                       -----------------------------
Perry A. Pappas                                  William Amt
Vice President and General Counsel